UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Townsgate Road, Suite 110
Westlake Village, California	91361
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 12, 2024, Velocity Financial, Inc. (the “Company”), entered into separate Amendment No. 1 (the “Amendments”) to the Equity Distribution Agreements, each dated as of May 3, 2024, by and between the Company, on the one hand, and each of BTIG, LLC and Virtu Americas LLC (each, a “Placement Agent” and collectively, the “Placement Agents”), on the other hand (each agreement, as may be amended, supplemented or restated from time to time, the “Equity Distribution Agreement”). The Amendments were entered solely to update the reference in the fourth paragraph of Section 1 of the Equity Distribution Agreements to a registration statement on Form S-3, as amended with File No. 333-258971, by amending and replacing the text “(File No. 333-258971)” with the text “(File No. 333-283513).”

The Amendments did not change the maximum aggregate offering amount of shares of the Company’s common stock, par value $0.01 per share, that may be sold pursuant to the Equity Distribution Agreements, which remains at $50,000,000, including shares of the Company’s common stock that have previously been sold under the Equity Distribution Agreements.

The legal opinion of Simpson Thacher & Bartlett LLP relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: December 13, 2024	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer and General Counsel